Exhibit 10.2

AMENDMENT

This Amendment ("Amendment") is entered into on June  , 2004, by and between LabOne of Ohio, Inc, formerly known as LabAlliance, Inc., a Delaware corporation ("LabAlliance"), and THE HEALTH ALLIANCE OF GREATER CINCINNATI, (the "HAGC") for itself and on behalf of The Christ Hospital ("TCH"), University Hospital, Inc. ("UH"), The St. Luke Hospitals, Inc. ("SLH"), Jewish Hospital Of Cincinnati, Inc. ("JHC") and The Fort Hamilton Hospital ("FHH") (TCH, UH, SLH, JHC and FHH shall be collectively referred to as the "Hospitals" and, HAGC and Hospitals may individually be referred to herein as an "HAGC Entity" and collectively referred to herein as the "HAGC Entities") and on behalf of Jewish Health System, Inc. and Fort Hamilton Hospital Holding Company (sometimes individually referred to herein as a "Hospital Entity" and collectively referred to herein as the "Hospital Entities").

WHEREAS, LabOne, Inc. ("LabOne"), the Selling Entities and the Hospital Entities are parties to that certain Asset Purchase Agreement dated November 28, 2003, as amended ("Purchase Agreement");

WHEREAS, as permitted by the Purchase Agreement, LabOne assigned its rights under the Purchase Agreement to LabAlliance;

WHEREAS, as further described in the Purchase Agreement, HAGC and each of the Hospital Entities are parties with LabAlliance to a Management Agreement dated effective January 3, 2004 (individually, a "Management Agreement" and collectively, the "Management Agreements"), and a Laboratory Services Agreement dated effective January 3, 2004 ("Laboratory Services Agreement");

WHEREAS, LabAlliance has changed the name of its corporate entity to LabOne of Ohio, Inc.;

WHEREAS, LabAlliance and the HAGC Entities desire to enter into this Amendment to memorialize their agreement with respect to certain employees currently employed by HAGC who will be offered employment by LabAlliance, with such employment to be effective as of July 11, 2004 (the "Employment Date"), and amend the Purchase Agreement, each Management Agreement, and the Laboratory Services Agreement to be consistent with the forgoing;

NOW, THEREFORE, in consideration of the mutual promises herein made, the parties agree as follows:

1. The foregoing Recitals are hereby incorporated by this reference.

2. LabAlliance shall, as soon as reasonably possible following the date of this Amendment, offer employment to commence as of the Employment Date, to those employees of HAGC as set forth on Exhibit A, attached hereto and incorporated by this reference (individually, an "Employee" and collectively, the "Employees") who remain employees of HAGC as of the Employment Date, at salaries and wages no less than those currently being paid by HAGC and with substantially similar benefits to those currently provided to similarly situated employees of LabAlliance (excluding severance pay as provided herein), subject to eligibility requirements for such benefits (the "Prospective Employees"). With respect to any Prospective Employee who is out on legally protected leave and not actively at work on the Employment Date, such Prospective Employee shall remain an employee of HAGC until such Prospective Employee returns to active employment, and LabAlliance then shall offer employment to such Prospective Employee if such person returns to active employment with HAGC within the legally required time period.

3. The term "Hired Employees" as used in this Amendment means any person who (i) is a Prospective Employee and (ii) accepts employment with LabAlliance in accordance with this Amendment. All Hired Employees will be retained as employees-at-will by LabAlliance from and after the effective date of their employment with LabAlliance. In the event that LabAlliance takes any action with respect to Hired Employees that would constitute a "plant closing" or "mass layoff" (as those terms are used in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et. seq. (the "WARN Act")), LabAlliance shall be liable and responsible for any required notice under the WARN Act (or any similar state or local law) and shall indemnify the HAGC Entities with respect to any liability arising out of a breach of this covenant. In the event that any Hired Employee is terminated by LabAlliance within one year following the Employment Date, LabAlliance agrees to pay to such individual severance pay not less than the severance pay to which such individual would have been entitled, if any, under the severance policies, practices, program or plan of HAGC applicable to such person in effect as of the date hereof as if such individual were employed by HAGC at the time of his or her termination and additional severance benefits no less than those additional severance benefits currently provided to similarly situated employees of LabAlliance and its affiliates. Nothing herein shall be deemed to limit the ability of LabAlliance to change the salary or wages of any Hired Employee or modify the benefits provided to any Hired Employee after the first anniversary after the Employment Date, or to make such changes or modifications within one year after the Employment Date as long as any changes to salary or wages are in accordance with LabAlliance's normal compensation practices and as long as any modification to benefits apply generally to similarly situated employees of LabAlliance and its affiliates. LabAlliance shall have no obligation with respect to (i) any Employee who does not become a Hired Employee, or (ii) any Hired Employee for the period prior to being employed by LabAlliance. The terms of this Amendment shall not confer any rights or remedies on any Employee or Hired Employee or any other person other than the parties hereto. All Hired Employees shall be given full credit by LabAlliance for their years of service with HAGC for purposes of eligibility and vesting (but not benefit accruals or computations) in all Employee Benefit Plans (as such term is defined in the Purchase Agreement) of LabAlliance or its affiliates which are made available to such employees following the Employment Date, or the effective date of their employment with LabAlliance.

4. HAGC shall be liable for all accrued but unused paid time off ("PTO") of Hired Employees outstanding as of the effective date of their employment with LabAlliance, under HAGC's PTO policy.

5. LabAlliance shall be responsible for all Hired Employees' employment-related worker's compensation and related matters relating only to events occurring from and after the effective date of their employment with LabAlliance. HAGC shall be responsible for all Employee-related worker's compensation and related matters relating to events occurring prior to the effective date of their employment with LabAllianceto the extent it is related to an injury occurring prior to the effective date of their employment with LabAlliance.

6. HAGC shall allow LabAlliance reasonable access to the Employees prior to the Employment Date in order to allow for an orderly transition of such Employees' employment by LabAlliance. In addition, HAGC shall allow LabAlliance reasonable access to employee records of such Prospective Employees following the date of this Agreement. As soon as practicable following the Employment Date, HAGC shall provide LabAlliance with the employment records for all Hired Employees. Notwithstanding any other provision of this Agreement to the contrary, HAGC shall, in its sole discretion, have the right to remove any information from such employee records in order to comply with applicable Law (as such term is defined in the Purchase Agreement).

7. LabAlliance shall be permitted to solicit for employment IRL employees of HAGC who are lab support technicians, office coordinators, or specimen data entry technicians at FHH, JH or SLH until the earlier of (a) the Employment Date, or (b) the date LabAlliance has filled its open positions to provide services at any draw station operated by LabAlliance, and such solicitation will not constitute a violation of Section7(g) of the Purchase Agreement.

8. The parties acknowledge that the Employees currently provide, and the Hired Employees will primarily provide, phlebotomy work for Non-Hospital Patients (as such term is defined in the Management Agreements). For purposes of each of the Management Agreements, LabAlliance and the HAGC Entities agree that the Management Agreements are hereby amended so that: (a) the costs incurred by LabAlliance with respect to the Hired Employees will not be Reimbursed IRL Costs (as such term is defined in the Management Agreements), Allocated IRL Management Costs (as such term is defined in the Management Agreements), or otherwise charged by LabAlliance to any of the HAGC Entities, and (b) with respect to determining any of the Performance Bonuses (as such term is defined in the Management Agreement), the costs incurred by HAGC with respect to the Hired Employees prior to the effective date of their employment with LabAlliance shall not be counted as an expense of HAGC either prior to or after the Effective Date and shall be deducted when determining the Direct IRL Costs Per Test (as such term is defined in the Management Agreement) for the fiscal year ended June 30, 2003 and any other period for which a Performance Bonus is calculated. For purposes of the Laboratory Services Agreement, LabAlliance and the HAGC Entities agree that the Laboratory Services Agreement is hereby amended so that the HAGC Entities shall pay LabAlliance $5.00 per specimen collected by LabAlliance employees or contractors at the request of the HAGC Entities.

9. The remaining terms and conditions of the Purchase Agreement, Management Agreement, and Laboratory Services Agreement shall continue in full force and effect provided, however, that in the event of any conflict between the terms of the Purchase Agreement, Management Agreement, or the Laboratory Services Agreement and the terms of this Amendment, the terms of this Amendment shall control.

 IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first above written.

LABONE OF OHIO, INC.

By:

Name:

Title:

THE HEALTH ALLIANCE OF GREATER CINCINNATI

(for itself and on behalf of The Christ Hospital, University Hospital, Inc., The St. Luke Hospitals, Inc., Jewish Hospital Of Cincinnati, Inc., The Fort Hamilton Hospital, Jewish Health System, Inc. and Fort Hamilton Hospital Holding Company)

By:

 Ronald Long, Executive Vice President and Chief Financial Officer

THE CHRIST HOSPITAL

By: The Health Alliance of Greater Cincinnati

By:

 Ronald Long, Executive Vice President and Chief Financial Officer

UNIVERSITY HOSPITAL, INC.

By: The Health Alliance of Greater Cincinnati

By:

 Ronald Long, Executive Vice President and Chief Financial Officer

THE ST. LUKE HOSPITALS, INC.

By: The Health Alliance of Greater Cincinnati

By:

 Ronald Long, Executive Vice President and Chief Financial Officer

THE JEWISH HOSPITAL OF CINCINNATI, INC.

By: The Health Alliance of Greater Cincinnati

By:

 Ronald Long, Executive Vice President and Chief Financial Officer

THE FORT HAMILTON HOSPITAL

By: The Health Alliance of Greater Cincinnati

By:

 Ronald Long, Executive Vice President and Chief Financial Officer

JEWISH HEALTH SYSTEM, INC.

By: The Health Alliance of Greater Cincinnati

By:

 Ronald Long, Executive Vice President and Chief Financial Officer

FORT HAMILTON HOSPITAL HOLDING COMPANY

By: The Health Alliance of Greater Cincinnati

By:

 Ronald Long, Executive Vice President and Chief Financial Officer

Exhibit A

Toni Detisch
Shelia Miller
Barbara Sauter
Karla Kent
Linda Norris
Kathleen Retherford
Stephanie Smith
Monica Vicars
Emi Godsey
Terra Million
Tonya Roland
Lisa Weathers
Kelly Ahrman
Ronda Peralta
Linda Peterson
Paul Thompson
Lynn Demi
Christine Summe
Lora Wetenkamp